EXHIBIT 5.1

                    PARKER CHAPIN FLATTAU & KLIMPL,  LLP
                           1211 Avenue of the Americas
                               New York, NY 10036
                                 (212) 704-6000


                                                               August 20, 1999




Ion Networks, Inc.
21 Meridian Road
Edison, New Jersey 08820

Gentlemen:

         We have acted as counsel to Ion Networks, Inc. (the "Company") in connection with a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to up to 4,893,991 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). Of such Shares, 4,087,741 such Shares have been issued by the Company and the remaining 806,250 Shares may be issued upon exercise of warrants issued to certain holders of the Shares (the "Warrants").

         In connection with the foregoing, we have examined, among other things, the Registration Statement, the Warrants and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon the foregoing, we are of the opinion that the Shares are, and the Shares issuable upon exercise of the Warrants (when such Shares are paid for and issued in accordance with the terms of the Warrants) will be, duly authorized, validly issued, fully-paid and non-assessable.


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         We hereby consent to the use of our name under the caption "Legal
Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit.


                                 Very truly yours,


                                 /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP


                                 PARKER CHAPIN FLATTAU & KLIMPL, LLP



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